Registration No. 333-85488
Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. Pricing Supplement Number	Trade Date: Trade Date (Book Close)
(To Prospectus dated July 22, 2002)	Issue Date: Settlement Date

The date of this Pricing Supplement is Trade Date (Book Close)

CUSIP or Common Code:	41013MDG2	41013MDH0	41013MDJ6	41013MDK3

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$626,944.00	$931,590.00	$700,060.00	$1,039,175.00

Discounts and Commissions:	0.800%	1.000%	1.400%	1.500%

Reallowance:	0.150%	0.150%	0.200%	0.200%

Dealer:	99.350%	99.200%	98.800%	98.800%

Maturity Date:	12/15/06	12/15/07	12/15/10	12/15/12

Stated Annual Interest Rate:	3.350%	3.800%	4.500%	5.000%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Semi

First Payment Date:	1/15/03	1/15/03	1/15/03	6/15/03

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

1 For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.

Registration No. 333-85488
Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. Pricing Supplement Number	Trade Date: Trade Date (Book Close)
(To Prospectus dated July 22, 2002)	Issue Date: Settlement Date

The date of this Pricing Supplement is Trade Date (Book Close)

CUSIP or Common Code:	41013MDL1	41013MDM9	41013MDN7	41013MDP2

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$603,255.00	$1,085,840.00	$318,825.00	$2,851,370.00

Discounts and Commissions:	1.750%	2.000%	2.500%	2.750%

Reallowance:	0.275%	0.350%	0.350%	0.350%

Dealer:	98.600%	98.350%	97.850%	97.600%

Maturity Date:	12/15/14	12/15/17	12/15/22	12/15/27

Stated Annual Interest Rate:	5.050%	5.400%	5.550%	5.850%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly

First Payment Date:	1/15/03	1/15/03	1/15/03	1/15/03

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	Yes	No	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	12/15/05 Callable one time only at 100% on call date above with 30 days notice.	N/A	12/15/07 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

2 For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.